As filed with the Securities and Exchange Commission on June 29, 2015

Registration No. 333-195989
Registration No. 333-168540
Registration No. 333-150312
Registration No. 333-150311
Registration No. 333-140912
Registration No. 333-127890
Registration No. 333-127889
Registration No. 333-81134
Registration No. 333-71992
Registration No. 333-71990
Registration No. 333-93193
Registration No. 333-63101
Registration No. 033-65167-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-195989

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168540

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150312

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150311

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-140912

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127890

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127889

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81134

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-71992

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-71990

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-93193

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63101

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-65167-01

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRYS ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1775292 (I.R.S. Employer Identification No.)

231 West Michigan Street

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address Of Principal Executive Offices)

Integrys Energy Group, Inc. 2014 Omnibus Incentive Compensation Plan

Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan

Integrys Energy Group, Inc. 2007 Omnibus Incentive Compensation Plan

Integrys Energy Group, Inc. Deferred Compensation Plan

Peoples Energy Corporation Directors Stock and Option Plan

Peoples Energy Corporation 1990 Long-Term Incentive Compensation Plan

WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan

WPS Resources Corporation Deferred Compensation Plan

WPS Resources Corporation Omnibus Incentive Compensation Plan

WPS Resources Corporation Non-Employee Director Deferred Compensation and Deferred Stock Unit Plan

WPS Resources Corporation 1999 Stock Option Plan

WPS Resources Corporation 1999 Non-Employee Directors Stock Option Plan

(Full titles of the plans)

Susan H. Martin
Integrys Holding, Inc.
231 West Michigan Street
Milwaukee, Wisconsin 53201
(414) 221-2345

(Name and address, telephone number, including area code, of agent for service)

With copies to:

Rodd M. Schreiber

Skadden, Arps, Slate, Meagher & Flom LLP

155 N. Wacker Dr.

Chicago, Illinois 60606

(312) 407-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Integrys Holding, Inc., a Wisconsin corporation (the “Successor”), as successor by merger to Integrys Energy Group, Inc., a Wisconsin corporation (f/k/a WPS Resources Corporation) (the “Company”), is filing these post-effective amendments related to the following Registration Statements of the Company on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

1.

Registration Statement 333-195989, registering 3,000,000 shares of common stock, par value $1.00 per share of the Company (the “Common Stock”) issuable under the Integrys Energy Group, Inc. 2014 Omnibus Incentive Compensation Plan, which was filed with the SEC and became effective on May 15, 2014.

2.

Registration Statement 333-168540, registering 3,000,000 shares of Common Stock issuable under the Integrys Energy Group, Inc. 2010 Omnibus Incentive Compensation Plan, which was filed with the SEC and became effective on August 5, 2010.

3.

Registration Statement 333-150312, registering 3,500,000 shares of Common Stock issuable under the Integrys Energy Group, Inc. 2007 Omnibus Incentive Compensation Plan, which was filed with the SEC and became effective on April 18, 2008.

4.

Registration Statement 333-150311, registering 700,000 shares of Common Stock issuable under the Integrys Energy Group, Inc. Deferred Compensation Plan, which was filed with the SEC and became effective on April 18, 2008.

5.

Registration Statement 333-140912, registering 383,295 shares of Common Stock issuable under the Peoples Energy Corporation Directors Stock and Option Plan and the Peoples Energy Corporation 1990 Long-Term Incentive Compensation Plan, which was filed with the SEC and became effective on February 26, 2007.

6.

Registration Statement 333-127890, registering 1,600,000 shares of Common Stock and common stock purchase rights issuable under the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan, which was filed with the SEC and became effective on August 26, 2005.

7.

Registration Statement 333-127889, registering 448,000 shares of Common Stock and common stock purchase rights issuable under the WPS Resources Corporation Deferred Compensation Plan, which was filed with the SEC and became effective on August 26, 2005.

8.

Registration Statement 333-81134, registering 2,000,000 shares of Common Stock issuable under the WPS Resources Corporation Omnibus Incentive Compensation Plan, which was filed with the SEC and became effective January 22, 2002.

9.

Registration Statement 333-71992, registering 30,000 shares of Common Stock issuable under the WPS Resources Corporation Non-Employee Director Deferred Compensation and Deferred Stock Unit Plan and $1,000,000 in deferred compensation obligations, which was filed with the SEC and became effective on October 22, 2001.

10.

Registration Statement 333-71990, registering 62,000 shares of Common Stock issuable under the WPS Resources Corporation Deferred Compensation Plan and $5,300,000 in deferred compensation obligations, which was filed with the SEC and became effective on October 22, 2001.

11.

Registration Statement 333-93193, registering 1,600,000 shares of Common Stock and purchase rights issuable under the WPS Resources Corporation 1999 Stock Option Plan and the WPS Resources Corporation 1999 Non-Employee Directors Stock Option Plan, which was filed with the SEC and became effective on December 21, 1999.

12.

Registration Statement 333-63101, registering 180,000 shares of Common Stock issuable under the WPS Resources Corporation Deferred Compensation Plan and $10,450,000 in deferred compensation obligations, which was filed with the SEC and became effective on September 9, 1998.

13.

Registration Statement 033-65167-01, registering 30,000 shares of Common Stock issuable under the WPS Resources Corporation Deferred Compensation Plan and $5,890,000 in deferred compensation obligations, which was filed with the SEC and became effective on December 19, 1995.

On June 29, 2015, pursuant to that certain Agreement and Plan of Merger, dated as of June 22, 2014 (the “Merger Agreement”), by and among the Company, the Successor, WEC Acquisition Corp., a Wisconsin corporation (“Initial Merger Sub”), and WEC Energy Group, Inc. (f/k/a Wisconsin Energy Corporation), a Wisconsin corporation and the sole stockholder of the Successor (“Parent”), (i) Initial Merger Sub merged with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger as a wholly owned subsidiary of Parent, and (ii) immediately after the effective time of the Initial Merger, the Company merged with and into the Successor (the “Subsequent Merger”), with the Successor surviving the Subsequent Merger as a wholly owned subsidiary of Parent.  As a result of the transactions contemplated by the Merger Agreement, the Successor has terminated all offerings of the Company’s securities pursuant to the Registration Statements.

Accordingly, the Successor hereby terminates the effectiveness of the Registration Statements and, by means of the post-effective amendments, removes from registration any and all securities of the Company that had been registered for issuance but remain unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 29, 2015.

INTEGRYS HOLDING, INC. (as successor by merger to Integrys Energy Group, Inc.)

By:	/s/ Scott J. Lauber
Scott J. Lauber
Vice President and Treasurer